                                                                     Exhibit 3.7

                               [LOGO] Nova Scotia

                           CERTIFICATE OF AMALGAMATION

                                  Companies Act

Registry Number

   3082606

I hereby certify that

3082094 NOVA SCOTIA LIMITED

NORCRAFT CANADA INC.

having entered into an amalgamation subsequently approved by Order of the Supreme Court of Nova Scotia, have amalgamated and the name of the amalgamated company is:

NORCRAFT CANADA CORPORATION

and the amalgamation is approved by the Registrar of Joint Stock Companies effective this date and the liability of the members is unlimited.


             Illegible                                        October 16, 2003
----------------------------------                          --------------------
Registrar of Joint Stock Companies                          Date of Amalgamation

                               [LOGO] Nova Scotia

                           CERTIFICATE OF REGISTRATION

                          Corporations Registration Act

Registry Number

   3082606

Name of Company

   NORCRAFT CANADA CORPORATION

I hereby certify that the above-mentioned company, resulting from the amalgamation of:

3082094 NOVA SCOTIA LIMITED

NORCRAFT CANADA INC.

is hereby registered this date under the Corporations Registration Act.


             Illegible                                        October 16, 2003
----------------------------------                          --------------------
Registrar of Joint Stock Companies                          Date of Registration

                                                                     Exhibit 3.7

                               [LOGO] Nova Scotia

                              CERTIFICATE OF STATUS

Registry Number

   3082606

I hereby certify that according to the records of this office

NORCRAFT CANADA CORPORATION

was formed by virtue of amalgamation on October 16, 2003 under the Companies Act of Nova Scotia as an unlimited liability company and is a valid and subsisting company.

I further certify that according to the records of this office

NORCRAFT CANADA CORPORATION

was registered under the Corporations Registration Act of Nova Scotia on October 16, 2003 and the certificate is still in force.


             Illegible                                          October 17, 2003
----------------------------------                              ----------------
Registrar of Joint Stock Companies                                Date of Issue

2003                                                             S.H. No. 208773

                       IN THE SUPREME COURT OF NOVA SCOTIA

IN THE MATTER OF: The Companies Act of Nova Scotia, being Chapter 81 of the
                  Revised Statutes of Nova Scotia, 1989 and amendments thereto

                                      -and-

IN THE MATTER OF: The application of Norcraft Canada Ltd. and 3082094 Nova
                  Scotia Limited for an Order approving the amalgamation of the application pursuant to Section. 134 of the Companies Act

[SEAL]

                                                            COURT ADMINISTRATION
                                                                    OFFICE

                                                                 OCT 16 2003

                                                                HALIFAX, N.S.
                                                               JOHN D. MURPHY

                                     O R D E R

          BEFORE THE HONOURABLE JUSTICE  IN CHAMBERS:

          UPON READING the Originating Notice (Ex Parte Application) herein and upon reading the affidavits of James W. Buller sworn to on the 3rd day of October, 2003, and the 10th day of October, 2003;

          AND UPON READING the Amalgamation Agreement dated the 10th day of October, 2003 made between Norcraft Canada Ltd. and 3082094 Nova Scotia Limited (the "Amalgamation Agreement"), a copy of which is annexed hereto as Schedule "A";

          AND UPON IT APPEARING that the shareholders of the applicants have approved the Amalgamation Agreement in compliance with the provisions of subsection (4) of Section 134 of the Companies Act;

          AND UPON IT APPEARING that the creditors of the applicants will not be adversely affected by the amalgamation of the applicants;

          AND UPON IT APPEARING that the applicants are private companies and no useful purpose would be served by having the balance sheet of the applicants on file


/s/ Illegible
------------------
JDM, J.

herein produced as public documents after being examined by the Court at the hearing of this application;

          AND UPON HEARING Counsel for the applicants;

          IT IS HEREBY ORDERED that the applicants shall not be required to give notice to their creditors of this application and, pursuant to subsection (7) of
Section 134 of the Companies Act, such notice is hereby dispensed with;

          AND IT IS FURTHER ORDERED that the affidavit of James W. Buller sworn to on the 3rd day of October, 2003 to which the balance sheet of Norcraft Canada Ltd. is attached as an exhibit be sealed by the Prothonotary and not be opened except upon further order of this Honourable Court;

          AND IT IS FURTHER ORDERED that the Amalgamation Agreement is hereby approved;

          AND IT IS FURTHER ORDERED that the filing with the Registrar of Joint Stock Companies of a copy of this Order, certified under the hand of the Prothonotary and the Seal of this Court, be sufficient compliance with the provisions of subsection (9) of Section 134 of the Companies Act;

          DATED at Halifax, Nova Scotia, this 16th day of October, 2003.


                                        /s/ Chiles Smith
                                        ----------------------------------------
                                        Deputy PROTHONOTARY

                                        Certified to be a true and correct copy
                                              of original document herein

                                        Date: October 16, 2003


                                        /s/ Chiles Smith
                                        ----------------------------------------
                                            CHILES SMITH
                                            Deputy Prothonotary

THIS AMALGAMATION AGREEMENT made this 10th day of October, 2003;

BETWEEN:

          NORCRAFT CANADA INC., a company limited by shares, continued under the Companies Act (Nova Scotia ("Norcraft")

                                      -and-

                  NOVA SCOTIA LIMITED, a company limited by shares, incorporated
          -------
          under the Companies Act (Nova Scotia) ("Numberco")

     WHEREAS:

     (a) Norcraft is a company limited by shares, continued under the Companies Act (Nova Scotia);

     (b) Numberco is a company limited by shares, incorporated under the Companies Act (Nova Scotia);

     (c) It is considered desirable and in the interests of Numberco and Norcraft that they amalgamate pursuant to the provisions of Section 134 of the Companies Act (Nova Scotia);

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Numberco and Norcraft shall be amalgamated into and continue as one company ("Amalco") pursuant to the provisions of section 134 of the Companies Act (Nova Scotia) effective on the later of October 15, 2003 or the date on which the Order of the Supreme Court of Nova Scotia approving this agreement is filed with the Nova Scotia Registrar of Joint Stock Companies pursuant to subsection 134(9) of the Companies Act (Nova Scotia).

2. The attributes and characteristics of Amalco shall be as follows:

     (a)  The name of Amalco shall be "Norcraft Canada Corporation";

Nova Scotia approving this agreement is filed with the Nova Scotia Registrar of Joint Stock Companies pursuant to subsection 134(9) of the Companies Act (Nova Scotia).

2.   The attributes and characteristics of Amalco shall be as follows:

     (a)  The name of Amalco shall be "Norcraft Canada Corporation";

     (b) The registered office of Amalco shall be Summit Place, 1601 Lower Water Street, P.O. Box 730, Halifax, Nova Scotia, B3J 2V1;

     (c) The authorized capital of Amalco shall be one Billion (1,000,000,000) common shares without nominal or par value;

     (d)  The liability of the members of Amalco shall be unlimited;

     (e) The Memorandum of Association of Amalco which, inter alia, suits out its objects and powers, shall be that attached hereto as Schedule "A";

     (f)  The names and addresses of the directors of Amalco are:

          Name              Address
          ----              -------
          James W. Buller   14 Sandstone Place
                            Winnipeg, Manitoba
                            R2E 0M3

          and such directors shall hold office while qualified until their successors are elected in the manner provided in the Articles of Association of Amalco;

     (g) The manner of converting the authorized and issued capital of Norcraft and Numberco into that of Amalco shall be as follows:

          (i) each of the issued and outstanding common shares in the capital of Norcraft shall be converted into one (1) fully paid but assessable common share in the capital of Amalco; and

          (ii) each of the issued and outstanding common shares in the capital of Numberco shall be converted into one (1) fully paid but assessable common share in the capital of Amalco.

     (h) The Articles of Association of Amalco shall be those attached hereto as Schedule "B".

3. Amalco shall possess all the property, rights, privileges and franchises, and shall be subject to all the liabilities, contracts and debts, of Numberco and Norcraft.

4. All rights of creditors against the property, rights and assets of Numberco and Norcraft, respectively, and all liens upon the respective properties, rights, and assets shall be unimpaired by the amalgamation and all debts, contracts, liabilities and duties of Numberco and Norcraft. respectively, shall thenceforth attach to Amalco and may be enforced against it to the same extent as if such debts, contracts, liabilities and duties had been incurred or contracted by Amalco.

5. No action or proceeding by or against Numberco and Norcraft shall abate or be affected by the amalgamation, but for the purposes of such actions or proceedings Numberco and Norcraft, as the case may be, shall be deemed still to exist and Amalco may be substituted in such action or proceeding in the place of Numberco and Norcraft, as the case may be.

6. Each of Numberco and Norcraft shall execute and deliver such documents and papers and take such further actions as may be required to carry out the terms and conditions hereof and to consummate the amalgamation in accordance with this Agreement.

7. Completion of the amalgamation is subject to approval by the shareholders of each of Numberco and Norcraft in the manner specified in subsection (4) of section 134 of the Companies Act (Nova Scotia) and by a Judge of the Supreme Court of Nova Scotia as required by subsection (5) of section 134 of the Companies Act (Nova Scotia).

8. This agreement may be executed in one or more counterparts with the same effect as if the parties had signed the same document, and all counterparts shall for all purposes constitute one agreement.

     IN WITNESS WHEREOF the parties hereto have executed this agreement the day and year first above written.

EXECUTED                  )                     NORCRAFT CANADA INC.
in the presence of:       )
                          )
                          )                     Per: Illegible
Illegible                 )                          ---------------------------
--------------------------)                     Name:
                          )                     Title:
                          )
                          )                     3082094 NOVA SCOTIA LIMITED
                          )
                          )
                          )                     Per: Illegible
Illegible                 )                          ---------------------------
--------------------------)                     Name:
                          )                     Title: